                                                                   EXHIBIT 10.91

                                 ADDENDUM TWO
                                 ------------


                      AMENDED LOAN AND SECURITY AGREEMENT
                      -----------------------------------


     WHEREAS, TEXAS INSTRUMENTS SINGAPORE (PTE) LIMITED ("IT") and MICROELECTRONIC PACKAGING (S) PTE LTD ("MPS") have executed a Loan and Security Agreement (the "AGREEMENT") dated 16 May, 1995 and an Addendum One to the Agreement which was last signed on 15 July, 1996; and

     WHEREAS, MPS, and TI recognized that there has been a change in business conditions, and

     WHEREAS, MPS is the those circumstances, unable to meet the revised payment schedule specified in Addendum One to the Loan and Security Agreement, and

     WHEREAS, MPS and TI are individually and jointly agreeable to an amiacable revision of terms to the Amended Loan Security Agreement,

     Now therefore, MPS and TI agree to modify the Agreement and Addendum One to the agreement as follows:


Repayment
---------

(1) The repayment of loan principal and accumulated interest shall be as stated in Exhibit 5, which shall replace Exhibit 4.


Distributions to Shareholders
-----------------------------

(2) As long as any balances are owned TI for principal and accumulated interest, neither MPS and MPI shall pay any cash dividends to its/their shareholders;

Interest
--------

(3) In recognition of items (4) below, beginning 17 February 1997, interest shall accrue at a reduced rate of 3.5% per annum (based on a 365-day year),

Addendum Two
Amended Loan and Security Agreement                                  Page 2 of 3



Acceleration of Principal Repayment & Adjustment of Interest
------------------------------------------------------------

(4) Attached is an income forecast (Exhibit 6) for the remaining operations of MPI (following certain projected actions of liquidation & consolidation in 2H96 and 1H97) for the three years ending 31 December, 1999. Those operations include MPA in San Diego, California and MPS in Singapore. It is agreed that, if MPI's remaining operations generate higher income levels than those reflected in Exhibit 6, then additional principal repayment(s) will be made against the latest principal due dates. The additional principal repayment(s) will be 33-1/3% of the amount that each year's actual "Net Income" for 1997, 1998 and 1999 exceeds the forecasted Net Income as shown on Exhibit 6. (E.g., if MPI's income from its remaining operations in 1997 exceeds forecast by US$500,000, MPI agrees to pay an additional principal amount of US$166,500 or 33-1/3% of the increased income. All such accelerated principal repayment(s) will be made by MPI to TI within 45 days after the end of each year-end. Following such accelerated principal repayment, interest accrual amounts shall be appropriately reduced and confirmed by an amended schedule signed by both parties.

Security Interest
-----------------

(5) TI's first priority security interest in the equipment purchased with TI borrowed funds will remain in effect; such security interest will not change as a result of this Addendum to the Amended Loan and Security Agreement or other restructuring covenants and agreements entered into by MPS/MPI. TI may independently "perfect" its lien on this equipment.

Other Trade Customer Equipment Loans
------------------------------------

(6) It is recognized that MPS/MPI has approximately $10.5 million in Trade Customer supplied equipment loans, including the $3.5M loan from TI Singapore. MPS agrees that, with respect to the repayment of principal amounts due for the above loans, that no other trade customer lender will receive repayments of principal (measured as a cumulative repayment percent of balances outstanding at 31 December, 1996) at a rate faster than for the repayment of principal to TI.

(7) Items 3 & 4 of Addendum One to the Loan and Security Agreement are waived by TI and MPS.

Addendum Two
Amended Loan and Security Agreement                                 Page 3 of 3

All other terms and conditions of the Loan and Security Agreement and Addendum One to the Loan and Security Agreement remain in full force and unchanged. The failure of either party to enforce at any time any of the provisions of either the original Loan and Security Agreement or its Addendum One or Addendum Two or any right with respect thereto, or to exercise any options therein provided, shall in no way be construed to be a waiver of such provisions, rights or options, or in any way to affect the validity of this Loan and Security Agreement or its Addendum One or Addendum Two. Either party's exercise of any of its rights or options shall not preclude or prejudice said party from thereafter exercising the same or any other right it may have under this Agreement and its Addendum One and Addendum Two, irrespective of any previous action or proceeding taken by said party.

By agreeing to the foregoing, TI hereby waives its rights to pursue a default remedy payments due under the revised schedule of Addendum One.

In witness whereof, the parties hereto have caused this Addendum Two to the Agreement to be executed by their respective duly authorized representatives having an effective date of February 16, 1997 (or the date of the latest interest payment by MPS):

Texas Instruments Singapore (Pte) Ltd     Microelectronics Packaging (S) Pte Ltd

By : /s/ Jen Kwong Hwa                    By: /s/ Pak Jee Fook
    -------------------------                -----------------------
NAME:  Jen Kwong Hwa                      NAME:  Pak Jee Fook
TITLE: General Manager                    TITLE: Managing Director
DATE:  2 April 97                         DATE:  2 April 97
     ------------------------                  ---------------------


                        Microelectronic Packaging Inc.

                        By: /s/ Denis J. Trafecanty
                           ------------------------------
                        NAME:  Denis J. Trafecanty
                        TITLE: Vice President and Chief Financial Officer
                        DATE:  2 April 97
                              ---------------------------

                                   EXHIBIT 5
                                   ---------

                        MICROELECTRONIC PACKAGING, INC.
                          QUARTERLY PAYMENT SCHEDULE

====================================================================================================================================
                       Principal =  $     3,500,000                                                         All Amounts in U.S. $
                                                                                                            ---------------------
                   Interest Rate =            3.50% (For interest accrued beginning 17-Feb-97)
    ------------------------------------------------------------------------------------------------------------------------------
                                      Interest           Interest
             Date      Days O/S       Accrual            Payments    Principal Payment         Total Payment      Ending Balance
    ------------------------------------------------------------------------------------------------------------------------------
          16-May-95                                                                                             $    3,500,000.00
          16-Feb-96        276       191,876.71              -                     -                     -           3,691,876.71
          16-May-96         90        66,915.27        113,000.00                  -               113,000.00        3,645,791.98
                                                       -----------
          16-Aug-96         92        66,079.98        113,000.00                  -               113,000.00        3,598,871.96
                                                       -----------
          16-Nov-96         92        65,229.55         49,815.00                  -                49,815.00        3,614,286.51
                                                       ----------
          16-Feb-97         92        66,047.37         49,815.00                                   49,815.00        3,630,518.88
                                                       ----------
          16-May-97         89        30,983.74          5,000.00             45,000.00             50,000.00        3,611,502.62
          16-Aug-97         92        31,860.38          5,000.00             45,000.00             50,000.00        3,593,363.00
          16-Nov-97         92        31,700.35          5,000.00             45,000.00             50,000.00        3,575,063.35
          16-Feb-98         92        31,538.92         34,717.00            280,417.00            315,134.00        3,291,468.27
          16-May-98         89        28,090.20         34,717.00            280,417.00            315,134.00        3,004,424.47
          16-Aug-98         92        26,504.79         34,717.00            280,417.00            315,134.00        2,715,795.26
          16-Nov-98         92        23,958.52         34,717.00            280,417.00            315,134.00        2,424,619.78
          16-Feb-99         92        21,389.80         34,717.00            280,417.00            315,134.00        2,130,875.58
          16-May-99         89        18,185.42         34,717.00            280,417.00            315,134.00        1,833,927.00
          16-Aug-99         92        16,178.75         34,717.00            280,417.00            315,134.00        1,534,971.75
          16-Nov-99         92        13,541.39         34,717.00            280,417.00            315,134.00        1,233,379.14
          16-Feb-00         92        10,880.77         34,717.00            280,417.00            315,134.00          929,125.91
          16-May-00         90         8,018.48         34,717.00            280,417.00            315,134.00          622,010.39
          16-Aug-00         92         5,487.32         34,717.00            280,417.00            315,134.00          312,363.71
          16-Nov-00         92         2,755.65         34,706.36            280,413.00            315,119.36               (0.00)
                               ------------------------------------------------------------------------------
           TOTALS                $   757,223.36     $  757,223.36        $ 3,500,000.00        $ 4,257,223.36
                               ==============================================================================

==================================================================================================================================

     Interest payments previously paid.
     ----------------------------------

                                   EXHIBIT 6
                                   ---------

CLOSE MPM/MULTI-LAYER    MICROELECTRONIC PACKAGING, INC.
---------------------        CONSOLIDATED PROFORMA

===========================================================================================================================
                                                  Actual      Forecast
                                                  Q3 '96       Q4 '96       FY '96       Q1 '97       Q2 '97       Q3 '97
---------------------------------------------------------------------------------------------------------------------------
 SALES                                           $ 45,647     $  9,933     $ 55,580     $ 16,850     $ 16,200     $ 15,650
      Direct Labor                                  5,052        1,445        6,497        1,473        1,356          974
      Direct Materials                             21,464        4,565       26,029        9,972        9,710        9,684
      Variable Manufacturing Overhead               4,725          809        5,534        1,359        1,089          699
                                                ---------------------------------------------------------------------------
            Total Variable Cost                    31,241        6,819       38,060       12,804       12,155       11,357
                                                ---------------------------------------------------------------------------
 CONTRIBUTION MARGIN                               14,406        3,114       17,520        4,046        4,045        4,293
      Percent of Sales                               31.6%        31.4%        31.5%        24.0%        25.0%        27.4%
      Fixed Manufacturing Overhead                  6,662        3,482       10,144        1,369        1,273          911
                                                ---------------------------------------------------------------------------
 GROSS MARGIN                                       7,744         (368)       7,376        2,677        2,772        3,382
      Percent of Sales                               17.0%       -3.7%         13.3%        15.9%        17.1%        21.6%
      Variable Selling Expenses                       976          230        1,206          384          373          404
      Direct Fixed Overhead                         5,437        1,899        7,336        1,679        1,644        1,544
      Allocated Fixed Overhead                        125           --          125           --          322           --
                                                ---------------------------------------------------------------------------
            Total Overhead                          6,538        2,129        8,667        2,063        2,339        1,948
                                                ---------------------------------------------------------------------------
 OPERATING PROFIT                                   1,206       (2,497)      (1,291)         614          433        1,434
      Percent of Sales                                2.6%      -25.1%        -2.3%          3.6%         2.7%         9.2%
      Interest Expense                              1,927          771        2,698          453          421          394
      Other                                        (1,227)        (277)      (1,504)         (40)         (40)         (40)
                                                ---------------------------------------------------------------------------
 PRE-TAX PROFIT/(LOSS) FROM
         CONTINUING OPERATIONS                        506       (2,991)      (2,485)         201           52        1,080
      Percent of Sales                                1.1%      -30.1%        -4.5%          1.2%         0.3%         6.9%
      Restructuring Expenses (1)                       --          203          203           19           10           --
      Write-Off's/ (Gain) on extinguish of debt        --       28,916       28,916       (1,000)          --           --
      Income Tax                                       47           --           47          420          420          420
                                                ---------------------------------------------------------------------------
 NET INCOME                                      $    459     $(32,110)    $(31,651)        $ 762      $ (378)    $    660
                                                ===========================================================================
      Percent of Sales                                1.0%     -323.3%       -56.9%          4.5%       -2.3%          4.2%
===========================================================================================================================

===================================================================================================
                                                    Q4 '97       FY '97       FY '98       FY '99
---------------------------------------------------------------------------------------------------
 SALES                                             $ 17,100     $ 65,800     $ 69,500     $ 88,000
      Direct Labor                                    1,039        4,842        4,236        5,292
      Direct Materials                               10,711       40,077       44,110       56,795
      Variable Manufacturing Overhead                   727        3,874        2,835        3,215
                                                  -------------------------------------------------
            Total Variable Cost                      12,477       48,793       51,181       65,302
                                                  -------------------------------------------------
 CONTRIBUTION MARGIN                                  4,623       17,007       18,319       22,698
      Percent of Sales                                 27.0%        25.8%        26.4%        25.8%
      Fixed Manufacturing Overhead                      904        4,457        3,580        3,580
                                                  -------------------------------------------------
 GROSS MARGIN                                         3,719       12,550       14,739       19,118
      Percent of Sales                                 21.7%        19.1%        21.2%        21.7%
      Variable Selling Expenses                         478        1,639        2,024        2,691
      Direct Fixed Overhead                           1,543        6,410        6,047        6,158
      Allocated Fixed Overhead                           --          322           --           --
                                                  -------------------------------------------------
            Total Overhead                            2,021        8,371        8,071        8,849
                                                  -------------------------------------------------
 OPERATING PROFIT                                     1,698        4,179        6,668       10,269
      Percent of Sales                                  9.9%         6.4%         9.6%        11.7%
      Interest Expense                                  367        1,636        1,302          882
      Other                                             (40)        (160)        (308)        (308)
                                                  -------------------------------------------------
 PRE-TAX PROFIT/(LOSS) FROM
         CONTINUING OPERATIONS                        1,371        2,703        5,675        9,695
      Percent of Sales                                  8.0%         4.1%         8.2%        11.0%
      Restructuring Expenses (1)                         --           29           --           --
      Write-Off's/ (Gain) on extinguish of debt          --       (1,000)          --           --
      Income Tax                                        420        1,680        2,090        3,660
                                                  -------------------------------------------------
 NET INCOME                                       $     951     $  1,994     $  3,585     $  6,035
                                                  =================================================
      Percent of Sales                                  5.6%         3.0%         5.2%         6.9%
===================================================================================================

(1) These expenses shown in Q4 of 1996 and Q1 and Q2 of 1997 will be eliminated as a result of our restructuring program.

                                 Attachment A

                        MICROELECTRONIC PACKAGING, INC.
                          QUARTERLY PAYMENT SCHEDULE

===========================================================================================================

       Principal =   $ 1,250,000
   Interest Rate =        18.00%
-----------------------------------------------------------------------------------------------------------
                      Beginning      Days      Interest        Principal         Total             Ending
       Date            Balance        O/S       Payment         Payment         Payment           Balance
-----------------------------------------------------------------------------------------------------------
    02-Jan-97       $ 1,250,000         -           -               -               -           $ 1,250,000
    31-Mar-97         1,250,000        88        55,000             -            55,000           1,250,000
    30-Jun-97         1,250,000        91        56,875             -            56,875           1,250,000
    30-Sep-97         1,250,000        92        57,500             -            57,500           1,250,000
    05-Jan-98         1,250,000        97        60,625             -            60,625           1,250,000
    31-Mar-98         1,250,000        85        53,125          78,125         131,250           1,171,875
    30-Jun-98         1,171,875        91        53,320          78,125         131,445           1,093,750
    30-Sep-98         1,093,750        92        50,313          78,125         128,438           1,015,625
    05-Jan-99         1,015,625        97        49,258          78,125         127,383             937,500
    31-Mar-99           937,500        85        39,844          78,125         117,969             859,375
    30-Jun-99           859,375        91        39,102          78,125         117,227             781,250
    30-Sep-99           781,250        92        35,938          78,125         114,063             703,125
    04-Jan-00           703,125        96        33,750          78,125         111,875             625,000
    29-Mar-00           625,000        85        26,563          78,125         104,688             546,875
    28-Jun-00           546,875        91        24,883          78,125         103,008             468,750
    03-Oct-00           468,750        97        22,734          78,125         100,859             390,625
    02-Jan-01           390,625        91        17,773          78,125          95,898             312,500
    03-Apr-01           312,500        91        14,219          78,125          92,344             234,375
    03-Jul-01           234,375        91        10,664          78,125          88,789             156,250
    02-Oct-01           156,250        91         7,109          78,125          85,234              78,125
    02-Jan-02            78,125        92         3,594          78,125          81,719                 -
                                             -------------------------------------------
     TOTALS                                   $ 712,189     $ 1,250,000     $ 1,962,189
                                             ===========================================
===========================================================================================================